UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2018

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33554	76-0168604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900, Houston TX 77002
(Address of principal executive offices) (Zip Code)

(713) 335-5151
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 11, 2018, PROS Holdings, Inc. (the "Company") held its annual meeting of stockholders. At the annual meeting, Company stockholders:

(i)	elected three Class II directors to the Board of Directors (the "Board") for a three-year term expiring 2021;

(ii)	approved, by non-binding advisory vote, of named executive officer compensation; and

(iii)	ratified the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2018.

A total of 30,779,819 shares of common stock were present in person or by proxy at the meeting, representing approximately 94.44% of the voting power of the Company stockholders entitled to vote.

 Election of three Class II directors to the Board for a three-year term expiring 2021:

	Votes		Broker
Name	For	Withheld	Non-votes
Penelope Herscher	26,548,487	2,303,147	1,928,185
Leslie Rechan	27,403,323	1,448,311	1,928,185
William Russell	26,597,966	2,253,668	1,928,185

The Company returns to a total number of eight Board members, five of whom are independent.

Ellen Keszler did not stand for re-election as director. Greg Petersen, Timothy Williams and Mariette Woestemeyer continue as Class I directors with terms expiring in 2020. Andres D. Reiner and Ronald F. Woestemeyer continue as Class III directors with terms expiring in 2019.

Approval, by non-binding advisory vote, of named executive officer compensation:

Votes			Broker
For	Against	Abstain	non-votes
25,256,191	3,560,328	35,115	1,928,185

Ratification of PricewaterhouseCoopers LLP as Company independent registered public accounting firm:

Votes			Broker
For	Against	Abstain	non-votes
30,487,511	291,308	1,000	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: May 11, 2018
/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel and Secretary